Exhibit 99.1

LogMeIn Announces Third Quarter 2015 Results

Third Quarter Revenue Up 20% Year-Over-Year; Raises Full Year Revenue and Earnings Guidance

Boston, October 22, 2015 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud based connectivity, today announced its results for the third quarter ended September 30, 2015.

Third quarter 2015 highlights include:

•	Revenue was $69.6 million, up 20% compared with the third quarter of 2014

•	Adjusted EBITDA was $19.4 million and adjusted EBITDA margin was 27.9%, versus $13.3 million and 22.9% in the third quarter of 2014

•	Non-GAAP net income was $11.9 million, or $0.46 per diluted share, as compared to $8.1 million, or $0.32 per diluted share, in the third quarter of 2014

•	GAAP net income was $5.6 million, or $0.22 per diluted share, as compared to GAAP net income of $2.3 million, or $0.09 per diluted share, in the third quarter of 2014

•	Non-GAAP cash flow from operations was $14.2 million and 20% of revenue in the third quarter of 2015

•	Total deferred revenue was $137.0 million, up 33% year-over-year

•	The Company closed the quarter with cash, cash equivalents, and short-term investments of $245.7 million

“We’re happy to report a very good quarter with strong financial results and what we believe to be significant progress on our key strategic growth initiatives,” said Michael Simon, chairman and CEO of LogMeIn. “Revenue and earnings both exceeded our outlook, allowing us to raise our fourth quarter and full year outlook. In addition, we’ve taken key new steps on our collaboration, Internet of Things, and identity and access management initiatives – including our recent acquisition of LastPass –positioning the business for longer-term growth in some of technology’s most transformative markets.”

Business Outlook

Based on information available as of October 22, 2015, the Company is issuing guidance for the fourth quarter 2015 and fiscal year 2015.

Fourth Quarter 2015: The Company expects fourth quarter revenue to be in the range of $74.1 million to $74.6 million.

Adjusted EBITDA is expected to be in the range of $20.0 million to $20.4 million.

Non-GAAP net income is expected to be in the range of $12.0 million to $12.3 million, or $0.46 to $0.47 per diluted share. Non-GAAP net income excludes an estimated $7.8 million in stock-based compensation expense, $200,000 in litigation related expense, and $4.6 million in acquisition related costs and amortization.

Non-GAAP net income for the fourth quarter assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for the fourth quarter of 2015 is based on an estimated 25.9 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $3.4 million to $3.7 million, or $0.13 to $0.14 per share.

GAAP net income for the fourth quarter assumes an effective tax rate of approximately 25%. GAAP net income per share for the fourth quarter of 2015 is based on an estimated 25.9 million fully-diluted weighted average shares outstanding.

Fiscal year 2015: The Company expects full year 2015 revenue to be in the range of $269.6 million to $270.1 million.

Adjusted EBITDA is expected to be in the range of $66.6 million to $67.0 million.

Non-GAAP net income is expected to be in the range of $41.1 million to $41.4 million, or $1.60 to $1.61 per diluted share. Non-GAAP net income excludes an estimated $27.1 million in stock compensation expense, $5.1 million in litigation related expense, and $11.4 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2015 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2015 is based on an estimated 25.7 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $11.7 million to $12.0 million, or $0.45 to $0.46 per diluted share.

GAAP net income for the full year assumes an effective tax rate of 23%. GAAP net income per share for 2015 is based on an estimated 25.7 million fully-diluted weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Thursday, October 22, 2015

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-407-9124 (for the U.S.) or 201-689-8584 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeInInc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 9:00 p.m. Eastern Time on October 22, 2015 until 11:59 p.m. Eastern Time on November 22, 2015, by dialing 877-660-6853 (for the U.S.) or 201-612-7415 (for international callers) and entering conference ID 13620839.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income excluding income tax expense, interest income, and other (income) expense, net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, progress regarding the Company’s key strategic growth initiatives, the Company’s longer-term growth prospects, and the Company’s financial guidance for fiscal year 2015 and the fourth quarter of 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the software market and the specific markets the Company’s products participate in, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the inherent risks and uncertainties of pending or future litigation, the Company’s ability to secure its own confidential information and the confidential information of its customers, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn and LastPass are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2014	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$100,960	$160,412
Marketable securities	100,209	85,280
Accounts receivable, net	18,286	15,892
Prepaid expenses and other current assets	4,545	8,590
Restricted cash, current portion	1,492	—
Deferred income taxes	5,403	5,372

Total current assets	230,895	275,546
Property and equipment, net	13,476	18,742
Restricted cash	2,531	2,474
Intangibles, net	18,983	17,622
Goodwill	37,928	37,928
Other assets	4,756	5,632
Deferred income tax assets	9,280	9,218

Total assets	$317,849	$367,162

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,055	$10,977
Accrued liabilities	29,482	27,817
Deferred revenue, current portion	101,672	133,815

Total current liabilities	138,209	172,609
Deferred revenue, net of current portion	3,578	3,227
Other long-term liabilities	2,218	1,570

Total liabilities	144,005	177,406

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	267	278
Additional paid-in capital	237,203	260,746
Retained earnings	6,516	14,839
Accumulated other comprehensive loss	(3,117)	(4,350)
Treasury stock	(67,025)	(81,757)

Total equity	173,844	189,756

Total liabilities and equity	$317,849	$367,162

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue	$58,062	$69,573	$162,057	$195,516
Cost of revenue	7,334	8,678	20,851	25,195

Gross profit	50,728	60,895	141,206	170,321

Operating expenses
Research and development	9,751	10,379	24,436	29,758
Sales and marketing	30,091	33,929	88,854	102,919
General and administrative	7,887	8,457	22,012	23,771
Legal settlements	—	—	—	3,600
Amortization of acquired intangibles	228	286	753	844

Total operating expenses	47,957	53,051	136,055	160,892

Income from operations	2,771	7,844	5,151	9,429
Interest income, net	167	177	427	529
Other income (expense)	6	(649)	202	720

Income before income taxes	2,944	7,372	5,780	10,678
Provision for income taxes	(636)	(1,809)	(1,138)	(2,355)

Net income	$2,308	$5,563	$4,642	$8,323

Net income per share:
Basic	$0.09	$0.22	$0.19	$0.34
Diluted	$0.09	$0.22	$0.18	$0.32
Weighted average shares outstanding:
Basic	24,592,053	24,954,935	24,381,859	24,733,126
Diluted	25,203,594	25,768,488	25,105,164	25,678,198

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Diluted Net Income per share (unaudited) (In thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
GAAP Income from operations	$2,771	$7,844	$5,151	$9,429
Add Back:
Stock-based compensation expense	6,270	6,668	18,421	19,235
Litigation related expenses	57	291	301	4,876
Acquisition related costs and amortization	2,396	2,300	5,548	6,804

Non-GAAP Operating income	11,494	17,103	29,421	40,344
Other income (expense), net	173	(472)	629	1,249

Non-GAAP Income before income taxes	11,667	16,631	30,050	41,593
Non-GAAP Provision for income taxes	(3,534)	(4,748)	(9,108)	(12,136)

Non-GAAP Net income	$8,133	$11,883	$20,942	$29,457

Non-GAAP Diluted net income per share:	$0.32	$0.46	$0.83	$1.15
Diluted weighted average shares outstanding used in computing per share amounts:	25,203,594	25,768,488	25,105,164	25,678,198

Calculation of Adjusted EBITDA (unaudited) (In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
GAAP Net income	$2,308	$5,563	$4,642	$8,323
Add Back:
Stock-based compensation expense	6,270	6,668	18,421	19,235
Litigation related expenses	57	291	301	4,876
Acquisition related costs	1,438	1,304	2,493	3,833
Interest income and other (income) expense, net	(173)	472	(629)	(1,249)
Income tax expense	636	1,809	1,138	2,355
Depreciation and amortization expense	2,782	3,298	8,281	9,232

Adjusted EBITDA	$13,318	$19,405	$34,647	$46,605

Stock-Based Compensation Expense (unaudited) (In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Stock-based compensation expense:
Cost of revenue	$295	$314	$804	$1,132
Research and development	863	1,193	2,647	4,051
Sales and marketing	2,202	3,117	7,059	7,972
General and administrative	2,910	2,044	7,911	6,080

Total stock based-compensation	$6,270	$6,668	$18,421	$19,235

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Cash flows from operating activities
Net income	$2,308	$5,563	$4,642	$8,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,782	3,298	8,281	9,232
Amortization of premiums on investments	56	102	178	239
Amortization of debt issuance costs	—	54	—	132
Provision for bad debts	20	14	52	52
Provision for deferred income taxes	248	35	516	14
Income tax benefit form the exercise of stock options	—	(216)	—	(216)
Stock-based compensation	6,270	6,668	18,421	19,235
Other, net	30	(6)	29	1
Changes in assets and liabilities:
Accounts receivable	(751)	(1,563)	1,824	1,931
Prepaid expenses and other current assets	(420)	(382)	(1,429)	(2,873)
Other assets	101	(489)	311	(282)
Accounts payable	151	(1,360)	584	3,021
Accrued liabilities	4,934	950	3,607	(2,822)
Deferred revenue	(2,649)	509	20,745	34,850
Other long-term liabilities	404	272	1,125	1,177

Net cash provided by operating activities	13,484	13,449	58,886	72,014

Cash flows from investing activities
Purchases of marketable securities	(29,989)	—	(49,973)	(57,170)
Proceeds from sale or disposal or maturity of marketable securities	30,000	15,042	50,000	72,042
Purchases of property and equipment	(1,349)	(4,353)	(5,697)	(10,922)
Intangible asset additions	(445)	(551)	(1,767)	(2,435)
Cash paid for acquisition, net of cash acquired	(15,015)	—	(22,449)	—
Decrease (increase) in restricted cash and deposits	1	1,539	(199)	1,488

Net cash (used in) provided by investing activities	(16,797)	11,677	(30,085)	3,003

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	2,681	2,967	12,987	15,251
Income tax benefit from the exercise of stock options	6	216	6	216
Payments of withholding taxes in connection with restricted stock unit vesting	(1,733)	(4,263)	(5,290)	(11,148)
Payment of debt issuance costs	—	(203)	—	(977)
Payment of contingent consideration	—	—	—	(226)
Purchase of treasury stock	(19,093)	—	(26,042)	(14,732)

Net cash used in financing activities	(18,139)	(1,283)	(18,339)	(11,616)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3,035)	427	(3,378)	(3,949)

Net (decrease) increase in cash and cash equivalents	(24,487)	24,270	7,084	59,452
Cash and cash equivalents, beginning of period	120,828	136,142	89,257	100,960

Cash and cash equivalents, end of period	$96,341	$160,412	$96,341	$160,412

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited) (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
GAAP Cash flows from operating activities	$13,484	$13,449	$58,886	$72,014
Add Back:
Litigation related payments	161	766	521	4,802
Acquisition related payments	31	2	146	17

Cash flows from operating activities before litigation related payments and acquisition related payments	$13,676	$14,217	$59,553	$76,833